UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 2, 2005

Handleman Company Salary Deferral Plan
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

00107923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of Principal Executive Offices)	(Zip Code)
(248) 362-4400
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant for Handleman Company Salary Deferral Plan

On May 2, 2005, the Handleman Company Salary Deferral Plan (the “Plan”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. PwC’s report on the Plan’s financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2003 and 2002 and through May 2, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the Plan’s financial statements for such years. During the years ended December 31, 2003 and 2002 and through May 2, 2005, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On May 2, 2005, the Plan engaged Grant Thornton LLP (“Grant Thornton”) as its independent registered public accounting firm. During the Plan’s two most recent fiscal years ended December 31, 2003 and through May 2, 2005, the Plan did not consult with Grant Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Plan; or any matter that was subject of a disagreement or a reportable event, as there were none.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

Exhibit 16.1	PricewaterhouseCoopers’ letter to Securities and Exchange Commission stating whether or not PwC agrees with the statements in the first paragraph of Item 4.01 above.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY SALARY DEFERRAL PLAN

Date: May 6, 2005	By:	/s/ Thomas C. Braum, Jr.
	Name:	Thomas C. Braum, Jr.
	Title:	Administrative Committee Member